SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2003

Commission file number 01-17377

Commonwealth Bankshares, Inc.

(Exact name of small business issuer in its charter)

Virginia	54-1460991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

403 Boush Street Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (757) 446-6900

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The average diluted shares outstanding and the diluted earnings per share are restated for the quarters listed below as a result of the convertible preferred securities not being included in the calculation. The effect of the convertible preferred securities is disclosed only when they are dilutive to earnings per share. The convertible preferred securities did not effect diluted earnings per share prior to the second quarter of 2002.

	2nd Quarter 2002		3rd Quarter 2002		4th Quarter 2002
	Quarter	Year to Date	Quarter	Year to Date	Year to Date
Reported earnings	$348,000	$507,000	$572,000	$1,079,000	$1,674,187
Adjustment for convertible preferred interest:
Gross	145,700	291,400	145,700	437,100	582,800
Tax effect	(49,538)	(99,076)	(49,538)	(148,614)	(198,152)

Earnings as adjusted	$444,162	$699,324	$668,162	$1,367,486	$2,058,835

Average shares outstanding	1,706,763	1,704,967	1,710,436	1,706,810	1,708,698
Dilution:
Options	198,873	198,873	198,873	198,873	197,645
Convertible preferred	910,625	910,625	910,625	910,625	910,625
Average diluted shares outstanding	2,816,261	2,814,465	2,819,934	2,816,308	2,816,968

Diluted EPS as reported	$0.19	$0.27	$0.30	$0.57	$0.88
Diluted EPS as restated	$0.16	$0.25	$0.24	$0.49	$0.73

1st Quarter 2003 Year to Date
Reported earnings	$527,000
Adjustment for convertible preferred interest:
Gross	145,700
Tax effect	(49,538)

Earnings as adjusted	$623,162

Average shares outstanding	1,722,468
Dilution:
Options	188,127
Convertible preferred	910,625
Average Diluted shares outstanding	2,821,220

Diluted EPS as reported	$0.28
Diluted EPS as restated	$0.22

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BANKSHARES, INC

Date: August 13, 2003	By:	/s/ E. J. WOODARD, JR.
	Name:	E. J. Woodard, Jr. CLBB
	Title:	Chairman of the Board, President & CEO

Date: August 13, 2003	By:	/s/ JOHN H. GAYLE
	Name:	John H Gayle
	Title:	Executive Vice President and Cashier